                                                                    EXHIBIT 99.2

                     BROADVIEW MEDIA, INC. AND SUBSIDIARIES
                UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

On July 1, 2005, Broadview Media, Inc., ( the "Company" or "Broadview") entered into a Stock Exchange Agreement (the "Exchange Agreement") among the Company, C Square Educational Enterprises ("C Square"), which is a Utah corporation doing business as Utah Career College("UCC") , a for-profit post-secondary institution, in West Jordan, Utah, Terry L. Myhre ("Myhre"), Roger C. Kuhl ("Kuhl") and two trusts established by Norman H. Winer (the "Winer Trusts"). Messrs. Myhre and Kuhl and the Winer Trusts (collectively, the "Sellers") were the owners of 100% of the issued and outstanding common stock of C Square. Pursuant to the Exchange Agreement on July 1, 2005, Sellers transferred all of their shares of C Square common stock to the Company in exchange for five million shares of the Company's common stock. Mr. Myhre is a major stockholder, director, Chairman and Chief Executive Officer of the Company, and he also was the majority shareholder, and a director and officer of C Square.

In accordance with Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 141, "Business Combinations," the acquisition of C Square has been accounted for as a merger of an entity under common control. Accordingly, the assets and liabilities acquired attributable to the controlling interest are transferred at carrying value. A portion of the purchase price has been allocated to assets and liabilities assumed of the minority interests based on fair values on the acquisition date. There being no identifiable intangible assets, the excess of the net assets acquired and the purchase price of the minority interests was allocated to goodwill. Goodwill will be reviewed annually for impairment in accordance with Statement of Financial Accounting Standards No. 142. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is subject to change. However, that allocation is not expected to differ materially from the preliminary allocation.

The following unaudited Pro Forma Combined Balance Sheet is derived by combining the balance sheets of Broadview and C Square as of June 30, 2005, and assumes the merger took place as of June 30, 2005. The following unaudited Pro Forma Combined Statement of Operations for the three months ended June 30, 2005 is derived from the Statement of Operations of Broadview for the quarter ended June 30, 2005, combined with the Statement of Operations of C Square for the quarter ended June 30, 2005. The unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 2005 is derived from combining Broadview's Statement of Operations for the fiscal year ended March 31, 2005 with the unaudited Statement of Operations of C Square for the twelve months ended March 31, 2005, to reflect the merger of C Square as if it had occurred at April 1, 2004.

The unaudited Pro Forma Combined Balance Sheet and Statements of Operations should be read in conjunction with the historical financial statements of Broadview Media and C Square and the related notes thereto. The unaudited Pro Forma Combined Statements of Operations are not necessarily indicative of the results of operations that may have actually occurred had the acquisition occurred on the dates specified, or of the future results of the combined companies. The pro forma adjustments are based on available information and certain adjustments that the Company believes are reasonable.

                                                                    EXHIBIT 99.2

                     BROADVIEW MEDIA, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 2005

                                                BROADVIEW                  PRO FORMA          PRO FORMA
                                                  MEDIA       C SQUARE    ADJUSTMENTS         COMBINED
                                               ------------  -----------  -----------        -----------
                   ASSETS

CURRENT ASSETS

   Cash and cash equivalents                   $     72,528  $   712,052  $         -        $   784,580
   Contract and trade receivables                   435,574      208,833            -            644,407
   Estimate revenue in excess of billings on
      uncompleted contracts                         514,994            -            -            514,994
   Inventory                                              -      191,307            -            191,307
   Prepaid expenses                                 147,025       23,487            -            170,512
                                               ------------  -----------  -----------        -----------

        TOTAL CURRENT ASSETS                      1,170,121    1,135,679                       2,305,800

PROPERTY AND EQUIPMENT, NET                         424,751      503,765       16,131  2         944,647
DEPOSITS                                             53,828            -            -             53,828
UCC ACQUISITION FEES                                 49,928            -      (49,928) 3               -
GOODWILL                                                  -            -      622,016  1,3       622,016
                                               ------------  -----------  -----------        -----------

                                               $  1,698,628  $ 1,639,444  $   588,219        $ 3,926,291
                                               ============  ===========  ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term and
     short-term debt                           $    197,819  $         -  $         -        $   197,819
   Student credit balances and restricted
     cash deposits                                        -      130,534                         130,534
   Accounts payable                                 133,372      401,414            -            534,786
   Commissions, salaries, and withholdings
     payable                                        117,536            -            -            117,536
   Accrued expenses                                  36,538            -            -             36,538
   Deferred gain from sale of building               16,232            -            -             16,232
                                               ------------  -----------  -----------        -----------
        TOTAL CURRENT LIABILITIES                   501,497      531,948            -          1,033,445
                                               ------------  -----------  -----------        -----------

LONG TERM DEBT, less current maturities             832,826            -            -            832,826
                                               ------------  -----------  -----------        -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock                                    5,000            -            -              5,000
   Common stock                                      27,207       70,336      (20,336) 1,4        77,207
   Additional paid-in capital                     2,258,497      258,338      857,194  1,4     3,374,029
   Retained earnings (accumulated deficit)       (1,926,399)     778,822     (248,639) 1,4    (1,396,216)
                                               ------------  -----------  -----------        -----------
                                                    364,305    1,107,496      588,219          2,060,020
                                               ------------  -----------  -----------        -----------

                                               $  1,698,628  $ 1,639,444  $   588,219        $ 3,926,291
                                               ============  ===========  ===========        ===========

See notes to unaudited proforma combined financial statements.

                                                                    EXHIBIT 99.2

                     BROADVIEW MEDIA, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED JUNE 30, 2005

                                                  BROADVIEW                  PRO FORMA     PRO FORMA
                                                    MEDIA      C SQUARE     ADJUSTMENTS     COMBINED
                                                 -----------  -----------   -----------   ------------
REVENUES                                         $   708,032  $ 1,637,014   $         -   $  2,345,046

COST OF PRODUCTS AND SERVICES SOLD                   686,142            -             -        686,142
                                                 -----------  -----------   -----------   ------------

GROSS PROFIT                                          21,890    1,637,014                    1,658,904

OPERATING EXPENSES                                   297,614    1,333,498             -      1,631,112
                                                 -----------  -----------   -----------   ------------

OPERATING INCOME (LOSS)                             (275,724)     303,516             -         27,792
                                                 -----------  -----------   -----------   ------------

OTHER EXPENSE
   Interest expense                                  (15,403)           -             -        (15,403)
   Other expense                                    (106,462)    (150,000)            -       (256,462)
                                                 -----------  -----------   -----------   ------------
                                                    (121,865)    (150,000)            -       (271,865)
                                                 -----------  -----------   -----------   ------------

INCOME (LOSS) BEFORE TAXES                          (397,589)     153,516             -       (244,073)

INCOME TAX PROVISION                                       -       93,500             -         93,500
                                                 -----------  -----------   -----------   ------------

NET INCOME (LOSS)                                $  (397,589) $    60,016   $         -   $   (337,573)
                                                 ===========  ===========   ===========   ============

NET INCOME (LOSS) PER COMMON SHARE -- BASIC
   AND DILUTED                                   $      (.15)                             $       (.04)
                                                 ===========                              ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING --
   BASIC AND DILUTED                               2,720,747                  5,000,000      7,720,747

See notes to unaudited proforma combined financial statements.

                                                                    EXHIBIT 99.2

                     BROADVIEW MEDIA, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                            YEAR ENDED MARCH 31, 2005

                                                   BROADVIEW                  PRO FORMA    PRO FORMA
                                                     MEDIA       C SQUARE    ADJUSTMENTS   COMBINED
                                                 -------------  -----------  -----------  -----------
REVENUES                                         $   3,347,568  $ 5,893,394  $         -  $ 9,240,962

COST OF PRODUCTS AND SERVICES SOLD                   2,923,660            -            -    2,923,660
                                                 -------------  -----------  -----------  -----------

GROSS PROFIT                                           423,908    5,893,394            -    6,317,302

OPERATING EXPENSES                                   1,120,986    4,713,419            -    5,834,405
                                                 -------------  -----------  -----------  -----------

OPERATING INCOME (LOSS)                               (697,078)   1,179,975            -      482,897
                                                 -------------  -----------  -----------  -----------

OTHER INCOME (EXPENSE)

   Interest expense                                    (60,475)           -            -      (60,475)
   Interest income                                         196            -            -          196
   Other expense                                             -     (900,000)           -     (900,000)
                                                 -------------  -----------  -----------  -----------
                                                       (60,279)    (900,000)           -     (960,279)
                                                 -------------  -----------  -----------  -----------

INCOME (LOSS) BEFORE TAXES                            (757,357)     279,975            -     (477,382)

INCOME TAX PROVISION                                         -      115,386            -      115,386
                                                 -------------  -----------  -----------  -----------

NET INCOME (LOSS)                                $    (757,357) $   164,589  $         -  $  (592,768)
                                                 =============  ===========  ===========  ===========

NET INCOME (LOSS) PER COMMON SHARE -- BASIC
   AND DILUTED                                   $        (.32)                           $      (.08)
                                                 =============                            ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING --
   BASIC AND DILUTED                                 2,345,281                 5,000,000    7,345,281

See notes to unaudited proforma combined financial statements.

                                                                    EXHIBIT 99.2

                     Broadview Media, Inc. and Subsidiaries
           Notes to Unaudited Pro Forma Combined Financial Statements

1. The issuance purchase consideration of 5,000,000 common shares estimated at $.59 per share based on third party valuations and management's estimate, adjusted to reflect goodwill on minority interest of $572,088.

2. Adjustment to increase the C Square property and equipment balance to reflect the $16,131 difference between the minority interest's book value and the estimated fair market value as of the date of merger.

3. UCC acquisition fees of $49,928 attributable to the minority interest adjusted to goodwill.

4. Adjustmen of combined common shares to actual outstanding and retained earnings for the minority interest acquired.

      For purposes of the Pro Forma Statements of Operations, depreciation on the increase in C Square property and equipment to reflect fair value attributable to the minority interest is deemed immaterial